                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   January 24, 1996


                                  LUKENS INC.

             (Exact name of registrant as specified in its charter)


         Delaware                   1-3258                 23-2451900
      (State or other          (Commission File         (I.R.S. Employer
      jurisdiction of               Number)              Identification
       incorporation)                                        Number)


                             50 South First Avenue
                           Coatesville, Pennsylvania
                    (Address of principal executive offices)

                                   19320-0911
                                   (Zip Code)

                                 (610) 383-2000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.


See the following press release, dated January 24, 1996, concerning 1995 results for the year and fourth quarter.

     Rick Whitmyre
     (610)383-3393


                   LUKENS REPORTS 1995 EARNINGS UP 53 PERCENT

            Lower Steel Shipments Reduce Fourth Quarter Performance


  COATESVILLE, PA., January 24, 1996 -- Lukens Inc. (NYSE: LUC) today reported 1995 net earnings of $34.0 million, up 53 percent from 1994 earnings of $22.2 million. Primary earnings per share for 1995 were $2.16, versus $1.37 a year earlier.

  "Lukens achieved strong financial performance despite significant disruptions from capital projects at each of our manufacturing locations," said R. W. Van Sant, chairman and chief executive officer. "In the face of installing and commissioning these highly complex systems, the company dramatically improved earnings and surpassed the $1 billion sales milestone for its steel products."

  Lukens reported that 1995 net sales reached $1.05 billion, up 11 percent from $947 million in 1994.

                     Strong Markets Drive Operating Results

  "Robust capital goods and consumer durables markets, buoyed by strong exports, created a healthy demand for our carbon, alloy and stainless steel products," said Van Sant. "These markets provided an attractive pricing environment and generated solid shipment levels at all of our business units," he said.

  Van Sant also noted that Washington Specialty Metals (WSM), Lukens' flat rolled stainless distribution operations, achieved record sales and operating earnings for the third year in a row.

Fourth Quarter Results Reflect Weaker Stainless Market/Production Disruptions

  Lukens reported 1995 fourth quarter net earnings of $6.7 million, down from $10.7 million in 1994. Primary earnings per share for the quarter were $.42, compared to $.69 in the previous year. The company recorded sales of $262.7 million, versus $252.4 million during the period in 1994.

  Lukens previously had announced its 1995 fourth quarter cold-rolled stainless and Lukens Steel Group shipments would be lower than the 1994 period.

  "An inventory correction at the service center level continued through the fourth quarter of 1995, reducing cold rolled stainless steel shipments by about 9,000 tons from the 1994 period. We also experienced erosion in selling prices," said Van Sant. "In addition, disruptions associated with the start-up of our Steckel Mill Advanced Rolling Technology (SMART/(R)/) system reduced the Lukens Steel Group's shipments by about 15,000 tons in the quarter."

                     SMART Commissioning Program Continues

  The company said the commissioning of its SMART system continued through the fourth quarter. "We have produced 100-inch wide coiled carbon plates down to thicknesses of 1/4 inch in a fully automated mode," said Lukens' chairman. "In addition, we expect to process the first stainless steel hot bands during the first quarter of 1996. However, the SMART system disruptions encountered during the fourth quarter slowed the commissioning process and will have an impact on 1996 first quarter performance," he said.

  Van Sant said the Stainless Refining System at the Coatesville, Pa., melt shop completed its commissioning program during the fourth quarter and that productivity continued to improve at Lukens' Houston, Pa., stainless steelmaking facility following an expansion project completed during the third quarter.

             Stainless Market Weakness To Continue In First Quarter

  "The weakness in cold rolled stainless shipments and selling prices will continue through the first quarter as service centers complete an inventory correction and customers adjust for slower economic growth," Van Sant said.
"The period also will be tempered somewhat by high raw material costs and higher utility and operating costs caused by severe winter weather.

  "A strong capital goods market and attractive export opportunities for our end-use customers should provide an excellent selling environment for carbon, alloy and stainless plate products," he said.

  The company also said it is negotiating a new labor contract for its Coatesville facility with the United Steelworkers of America. The existing contract expires January 31, 1996.

                      Business Units Achieve Record Sales

  The Lukens Steel Group reported 1995 operating earnings of $27.2 million, versus $26.2 million in 1994. Benefits from higher selling prices were offset by expenses and production disruptions from the start-up of capital projects. 1995 sales were $533.3 million, a 12 percent increase over 1994 sales of $476.0 million. Shipped tons were 658,700 for the year, down 9 percent from 725,900 in 1994.

  During the fourth quarter, the group recorded operating earnings of $7.4 million, down 20 percent over the previous year's period. The decrease resulted from the start-up of capital projects mentioned above. Fourth quarter sales were $131.1 million, versus $129.5 million in 1994. The sales performance reflected higher selling prices offset somewhat by lower shipment volumes. Production disruptions were evident in shipped tons for the quarter, which were down 8 percent to 176,300. The order backlog at the end of the fourth quarter was $94.3 million, up 23 percent from the beginning of the year.

  Higher shipments and selling prices increased the Washington Stainless Group's 1995 operating earnings to $61.8 million, up 54 percent compared to $40.1 million in 1994. Annual sales were $606.7 million, 25 percent higher than the $484.2 million reported the previous year. Stainless sales activities were limited by a customer inventory correction during the second half of the year, which reduced order rates and shipments of cold rolled stainless products. Mill group shipments, including shipments to WSM, were 225,500 tons in 1995, versus 217,800 in 1994.

  The stainless group reported fourth quarter operating earnings of $11.5 million, down 20 percent over the previous year. Higher selling prices were offset by lower cold rolled stainless shipments. Mill group shipments, including shipments to WSM, were 60,200 tons, up 14 percent from 1994. Order backlog at the end of the quarter was $44.9 million, down 53 percent from the beginning of the year.

  Lukens Inc. is a leading North American specialty steel manufacturer whose subsidiaries supply carbon, alloy and clad plate steels; and stainless steel sheet, strip and plate products.
                                    #  #  #

                                  LUKENS INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  YEAR-TO-DATE

                                                      Fifty-two     Fifty-three
                                                     Weeks Ended    Weeks Ended
                                                      December       December
                                                      30, 1995       31, 1994

Net Sales                                          $1,049,158,000   947,013,000

Operating Costs and Expenses
    Cost of products sold                             922,667,000   841,308,000
    Selling and administrative expenses                58,511,000    56,135,000
                                                   --------------   -----------
    Total operating costs and expenses                981,178,000   897,443,000

Operating Earnings                                     67,980,000    49,570,000

    Interest expense                                  (13,471,000)  (13,213,000)
                                                   --------------   -----------
Earnings Before Income Taxes                           54,509,000    36,357,000

    Income tax expense                                 20,495,000    14,179,000
                                                   --------------   -----------

Net Earnings                                       $   34,014,000    22,178,000
                                                   ==============   ===========

Earnings Per Common Share
        Primary                                    $         2.16          1.37
        Fully Diluted                              $         2.05          1.32
Common Shares & Equivalents Outstanding
        Primary                                        14,825,000    14,743,000
        Fully Diluted                                  16,345,000    16,331,000

                                  LUKENS INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                                 FOURTH QUARTER

                                                      Thirteen      Fourteen
                                                     Weeks Ended   Weeks Ended
                                                      December      December
                                                       30, 1995      31, 1994

Net Sales                                             $262,716,000   252,424,000

Operating Costs and Expenses
     Cost of products sold                             233,422,000   217,004,000
     Selling and administrative expenses                14,999,000    16,468,000
                                                      ------------   -----------
     Total operating costs and expenses                248,421,000   233,472,000

Operating Earnings                                      14,295,000    18,952,000

     Interest expense                                   (3,742,000)   (1,388,000)
                                                      ------------   -----------
Earnings Before Income Taxes                            10,553,000    17,564,000

     Income tax expense                                  3,880,000     6,850,000
                                                      ------------   -----------
Net Earnings                                          $  6,673,000    10,714,000
                                                      ============   ===========

Earnings Per Common Share
          Primary                                     $        .42           .69
          Fully Diluted                               $        .40           .65

Common Shares & Equivalents Outstanding
          Primary                                       14,837,000    14,749,000
          Fully Diluted                                 16,322,000    16,300,000


                                  LUKENS INC.
                             BUSINESS GROUP RESULTS

                                                Fourth Quarter
                                             1995            1994
NET SALES

   Lukens Steel                        $  131,135,000   129,475,000
   Washington Stainless                   147,843,000   127,041,000
   Inter-group eliminations               (16,262,000)   (4,092,000)
                                       --------------   -----------
                                       $  262,716,000   252,424,000
                                       ==============   ===========


OPERATING EARNINGS (LOSS)

   Lukens Steel                        $    7,371,000     9,179,000
   Washington Stainless                    11,504,000    14,323,000
   Corporate                               (5,520,000)   (4,773,000)
   Inter-group eliminations                   940,000       223,000
                                       --------------   -----------
                                       $   14,295,000    18,952,000
                                       ==============   ===========


                                                Year-to-Date
                                            1995            1994
NET SALES

   Lukens Steel                        $  533,295,000   475,982,000
   Washington Stainless                   606,747,000   484,178,000
   Inter-group eliminations               (90,884,000)  (13,147,000)
                                       --------------   -----------
                                       $1,049,158,000   947,013,000
                                       ==============   ===========


OPERATING EARNINGS (LOSS)

   Lukens Steel                        $   27,223,000    26,234,000
   Washington Stainless                    61,785,000    40,125,000
   Corporate                              (19,114,000)  (16,654,000)
   Inter-group eliminations                (1,914,000)     (135,000)
                                       --------------   -----------
                                       $   67,980,000    49,570,000
                                       ==============   ===========

                                  LUKENS INC.
                               OTHER INFORMATION

                                                         Fourth Quarter
                                                        1995         1994
  Depreciation and Amortization                     $ 10,286,000   10,739,000

  Shipped Tons

    Lukens Steel Group                                   176,300      191,200

    Washington Stainless Group                            69,400       62,600

                                                          Year-to-Date
                                                        1995        1994
  Depreciation and Amortization                     $ 41,304,000   43,962,000

  Shipped Tons

    Lukens Steel Group                                   658,700      725,900

    Washington Stainless Group                           263,700      259,500

                                                      Year-End      Year-End
                                                        1995          1994
  Backlog

    Lukens Steel Group                              $ 94,300,000   76,900,000

    Washington Stainless Group                      $ 44,900,000   95,900,000

  Cash and Cash Equivalents                         $ 11,056,000    9,806,000

  Debt

    Current Maturities                              $ 10,850,000    7,134,000
    Long-Term                                        217,339,000  201,351,000
                                                    ------------  -----------
    Total Debt                                      $228,189,000  208,485,000
                                                     ===========  ===========

  Stockholders' Investment                          $298,719,000  277,057,000

  Long-Term Debt as a Percent of Capital            %       42.1         42.1


                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        LUKENS INC.



  January 24, 1996                      C. B. Houghton, Jr.
                                        -------------------
                                        C. B. Houghton, Jr.
                                        Vice President and Controller